Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Second Quarter Revenue of $24 million

Revenue Affected by Carrier Spending Slowdown

AURORA, IL, October 29, 2014 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced results for its fiscal 2015 second quarter ended September 30, 2014.
Consolidated revenue was $23.6 million, consisting of $11.1 million from the In-Building Wireless (IBW) segment and $12.5 million from the Communication Solutions Group (CSG) segment.
“Our relationships with the major North American wireless service providers remain strong; however, we experienced significant reductions in their capital spending in our second quarter, as similarly noted by others in our sector,” said Rick Gilbert, Chairman and CEO of Westell Technologies. “While we expect continued carrier spending delays to have a greater effect on our third quarter revenues, we are seeing some indications that carrier spending will resume to more normal levels in early 2015. We continue to establish Westell as a leader in the growing in-building wireless market, and we showed some improvement in the September quarter with our intelligent site management business within the CSG segment. We believe we are well positioned to take advantage of an anticipated normalization in wireless service provider spending in our fourth quarter.”

On a GAAP basis, the Company recorded a net loss in the quarter ended September 30, 2014 of $14.6 million or $0.24 per share, compared to a net loss of $2.8 million or $0.05 per share in the quarter ended June 30, 2014. The current quarter GAAP results include a $10.6 million non-cash charge for the impairment of goodwill in the CSG segment. On a non-GAAP basis, the Company recorded a net loss of $1.5 million or $0.03 per share, compared to a non-GAAP net loss of $0.2 million or $0.00 per share in the prior quarter. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP measures.
Cash and short-term investments were $48.3 million at September 30, 2014, compared to $46.8 million at June 30, 2014. The $1.5 million increase was driven by lower working capital needs during the quarter.
In-Building Wireless (IBW) Segment
IBW segment revenue was $11.1 million in the quarter ended September 30, 2014, down 21% from $14.1 million in the quarter ended June 30, 2014. The sequential revenue decrease was driven by slowdowns in distributed antenna system (DAS) deployments by the major North American wireless service providers. Gross profit was $4.4 million and gross margin was 39.3%, compared to $5.8 million and 41.2% in the prior quarter. Gross profit and gross margin decreased as a result of the lower revenue. IBW R&D expenses were

$2.1 million, compared to $2.2 million in the prior quarter. As a result, IBW segment profit was $2.3 million, compared to $3.6 million in the quarter ended June 30, 2014.

Communication Solutions Group (CSG) Segment
CSG segment revenue was $12.5 million in the quarter ended September 30, 2014, down 9% from $13.7 million in the quarter ended June 30, 2014. The sequential revenue decrease was driven by lower sales of outside plant solutions, partly offset by an increase in revenues for intelligent site management. Gross profit was $3.7 million and gross margin was 29.5% compared to $3.9 million and 28.2% in the prior quarter. While gross profit decreased due to the lower overall revenue, gross margin improved primarily as a result of a more favorable mix. CSG R&D expenses were $2.2 million, compared to $2.3 million last quarter. As a result, CSG segment profit was $1.5 million, compared to $1.6 million in the quarter ended June 30, 2014.

Conference Call Information
Management will address financial and business results during its second quarter conference call on Thursday, October 30, 2014, at 9:30 AM Eastern Time. Participants may register for the call at http://www.conferenceplus.com/westell. After doing so, they will receive a dial-in number, a passcode, and a personal identification number (PIN) that automatically joins them to the audio conference. Those who do not wish to register may participate in the call by dialing +1 (888) 206-4065 no later than 9:15 AM Eastern Time and using confirmation number 38224313. International participants may dial +1 (630) 827-5974.

This news release and related information that may be discussed on the conference call will be posted on the Investor News section of Westell's website: www.westell.com. An archive of the entire call will be available on the site via Digital Audio Replay by approximately 1:00 PM Eastern Time after the call ends. The replay of the conference also may be accessed by dialing +1 (888) 843-7419 or +1 (630) 652-3042 and entering 6360 209#.
About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect.  The Company's comprehensive set of products and solutions enable telecommunication service providers, cell tower operators, and other network operators to reduce operating costs and improve network performance.  With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems.  For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2014, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2014	2013 (adjusted) (1)	2014	2013 (adjusted) (1)
Revenue	$23,646	$29,960	$51,471	$52,416
Gross profit	8,065	12,022	17,749	20,439
Gross margin	34.1%	40.1%	34.5%	39.0%
Operating expenses:
Sales and marketing	2,924	3,485	6,345	6,544
Research and development	4,300	2,619	8,775	5,318
General and administrative	3,280	3,226	6,334	6,798
Intangible amortization	1,710	1,229	3,295	2,851
Restructuring	(2)	169	55	235
Goodwill impairment	10,555	—	10,555	—
Total operating expenses	22,767	10,728	35,359	21,746
Operating income (loss)	(14,702)	1,294	(17,610)	(1,307)
Other income (expense), net	(16)	98	45	(32)
Income (loss) before income taxes and discontinued operations	(14,718)	1,392	(17,565)	(1,339)
Income tax benefit (expense)	69	(68)	98	(87)
Net income (loss) from continuing operations	(14,649)	1,324	(17,467)	(1,426)
Loss from discontinued operations, net of income tax	—	4	—	(10)
Net income (loss)	$(14,649)	$1,328	$(17,467)	$(1,436)
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.24)	$0.02	$(0.29)	$(0.02)
Basic net income (loss) from discontinued operations	—	—	—	—
Basic net income (loss) per share	$(0.24)	$0.02	$(0.29)	$(0.02)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.24)	$0.02	$(0.29)	$(0.02)
Diluted net income (loss) from discontinued operations	—	—	—	—
Diluted net income (loss) per share	$(0.24)	$0.02	$(0.29)	$(0.02)
Weighted-average number of common shares outstanding:
Basic	59,924	58,681	59,819	58,601
Diluted	59,924	59,740	59,819	58,601

(1) In the first quarter of fiscal year 2015, the Company voluntarily changed its method of accounting for the classification of costs related to shipping and handling to cost of revenue. In previous periods, these shipping and handling costs were included as a component of sales and marketing expenses. Previously reported amounts for fiscal year 2014 have been restated to reflect this change. The Company filed the preferability letter regarding the change in accounting principle as an exhibit to its June 30, 2014 Form 10-Q.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	September 30, 2014	March 31, 2014 (adjusted) (1)
Assets
Cash and cash equivalents	$27,920	$35,793
Short-term investments	20,370	15,584
Accounts receivable, net	11,925	15,831
Inventories	22,263	24,056
Prepaid expenses and other current assets	2,046	1,952
Deferred income taxes	899	899
Land available-for-sale	1,044	1,044
Total current assets	86,467	95,159
Property and equipment, net	2,597	1,901
Goodwill	20,783	31,338
Intangible assets, net	29,023	32,319
Other non-current assets	313	393
Total assets	$139,183	$161,110
Liabilities and Stockholders’ Equity
Accounts payable	$6,598	$7,067
Accrued expenses	4,760	7,813
Contingent consideration	1,151	2,067
Deferred revenue	920	1,774
Total current liabilities	13,429	18,721
Deferred revenue non-current	999	787
Deferred income tax liability	1,045	1,072
Contingent consideration non-current	622	574
Other non-current liabilities	546	528
Total liabilities	16,641	21,682
Total stockholders’ equity	122,542	139,428
Total liabilities and stockholders’ equity	$139,183	$161,110

(1) Certain amounts relating to the CSI acquisition have been adjusted to reflect measurement period adjustments (See Form 10-Q to be filed for the period ended September 30, 2014 for additional information).

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(17,467)	$(1,436)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	3,755	3,148
Goodwill impairment	10,555	—
Stock-based compensation	1,114	740
Restructuring	55	235
Deferred taxes	(28)	—
Other	4	64
Changes in assets and liabilities:
Accounts receivable	3,890	(10,455)
Inventory	1,793	(402)
Accounts payable and accrued expenses	(3,229)	4,497
Deferred revenue	(642)	(1,179)
Other	(14)	461
Net cash used in operating activities	(214)	(4,327)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	(4,786)	12,029
Payment for business acquisitions, net	(304)	(28,945)
Purchases of property and equipment, net	(1,155)	(234)
Changes in restricted cash	—	2,040
Net cash used in investing activities	(6,245)	(15,110)
Cash flows from financing activities:
Purchase of treasury stock	(688)	(297)
Proceeds from stock options exercised	155	269
Payment of contingent consideration	(879)	—
Net cash used in financing activities	(1,412)	(28)
Effect of exchange rate changes on cash	(2)	(17)
Net decrease in cash	(7,873)	(19,482)
Cash and cash equivalents, beginning of period	35,793	88,233
Cash and cash equivalents, end of period	$27,920	$68,751

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

	Three months ended September 30, 2014
	CSG	IBW	Total
Revenue	$12,525	$11,121	$23,646
Gross profit	3,697	4,368	8,065
Gross margin	29.5%	39.3%	34.1%
Research and development	2,197	2,103	4,300
Segment profit	1,500	2,265	3,765
Operating expenses:
Sales and marketing			2,924
General and administrative			3,280
Intangible amortization			1,710
Restructuring			(2)
Goodwill impairment			10,555
Operating income (loss)			(14,702)
Other income (expense), net			(16)
Income tax benefit (expense)			69
Net income (loss) from continuing operations			$(14,649)

	Three months ended September 30, 2013 (adjusted)
	CSG	IBW	Total
Revenue	$27,920	$2,040	$29,960
Gross profit	11,287	735	12,022
Gross margin	40.4%	36.0%	40.1%
Research and development	2,438	181	2,619
Segment profit	$8,849	$554	9,403
Operating expenses:
Sales and marketing			3,485
General and administrative			3,226
Intangible amortization			1,229
Restructuring			169
Operating income (loss)			1,294
Other income (expense), net			98
Income tax benefit (expense)			(68)
Net income (loss) from continuing operations			$1,324

	Six months ended September 30, 2014
	CSG	IBW	Total
Revenue	$26,253	$25,218	$51,471
Gross profit	7,570	10,179	17,749
Gross margin	28.8%	40.4%	34.5%
Research and development	4,477	4,298	8,775
Segment profit	3,093	5,881	8,974
Operating expenses:
Sales and marketing			6,345
General and administrative			6,334
Intangible amortization			3,295
Restructuring			55
Goodwill impairment			10,555
Operating income (loss)			(17,610)
Other income (expense), net			45
Income tax benefit (expense)			98
Net income (loss) from continuing operations			$(17,467)

	Six months ended September 30, 2013 (adjusted)
	CSG	IBW	Total
Revenue	$49,349	$3,067	$52,416
Gross profit	19,409	1,030	20,439
Gross margin	39.3%	33.6%	39.0%
Research and development	4,945	373	5,318
Segment profit	$14,464	$657	15,121
Operating expenses:
Sales and marketing			6,544
General and administrative			6,798
Intangible amortization			2,851
Restructuring			235
Operating income (loss)			(1,307)
Other income (expense), net			(32)
Income tax benefit (expense)			(87)
Net income (loss) from continuing operations			$(1,426)

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2014	2013	2014	2013
GAAP net income (loss)	$(14,649)	$1,328	$(17,467)	$(1,436)
Adjustments:
Inventory fair value step-up (1)	206	479	462	1,245
Deferred revenue adjustment (1)	112	448	258	1,095
Goodwill impairment (2)	10,555	—	10,555	—
Amortization of intangibles (3)	1,710	1,229	3,295	2,851
Restructuring (4)	(2)	169	55	235
Stock-based compensation (5)	560	389	1,114	740
(Income) loss from discontinued operations	—	(4)	—	10
Total adjustments	13,141	2,710	15,739	6,176
Non-GAAP net income (loss)	$(1,508)	$4,038	$(1,728)	$4,740
GAAP net income (loss) per common share:
Basic	$(0.24)	$0.02	$(0.29)	$(0.02)
Diluted	$(0.24)	$0.02	$(0.29)	$(0.02)
Non-GAAP net income (loss) per common share:
Basic	$(0.03)	$0.07	$(0.03)	$0.08
Diluted	$(0.03)	$0.07	$(0.03)	$0.08
Average number of common shares outstanding:
Basic	59,924	58,681	59,819	58,601
Diluted	59,924	59,740	59,819	59,360

	Three Months Ended September 30, 2014			Three Months Ended June 30, 2014
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$23,646	$8,065	34.1%	$27,825	$9,684	34.8%
Deferred revenue adjustment (1)	112	112		146	146
Inventory fair value step-up (1)	—	206		—	256
Stock-based compensation (5)	—	25		—	18
Non-GAAP - Consolidated	$23,758	$8,408	35.4%	$27,971	$10,104	36.1%

	Three months ended September 30,		Six months ended September 30,
	2014	2013 (adjusted)	2014	2013 (adjusted)
GAAP operating expenses	$22,767	$10,728	$35,359	$21,746
Adjustments:
Goodwill impairment (2)	(10,555)	—	(10,555)	—
Amortization of intangibles (3)	(1,710)	(1,229)	(3,295)	(2,851)
Restructuring (4)	2	(169)	(55)	(235)
Stock-based compensation (5)	(535)	(381)	(1,071)	(724)
Total adjustments	(12,798)	(1,779)	(14,976)	(3,810)
Non-GAAP operating expenses	$9,969	$8,949	$20,383	$17,936
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013 and March 1, 2014, the Company purchased Kentrox and Cellular Specialties, Inc. (CSI), respectively. These acquisitions required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized.

(2)	The Company recorded a non-cash charge during the second quarter of fiscal 2015 to record the impairment of the full carrying value of the Company's goodwill related to the Kentrox acquisition. Based on financial market considerations, a history of recent losses and other factors, the Company's goodwill did not pass a two-step goodwill impairment valuation test, resulting in the impairment charge.

(3)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(4)	Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations.

(5)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com